SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (Date of earliest event reported): August 22, 2005
Delta Apparel, Inc.
(Exact name of registrant as specified in its charter)
Georgia

(State or Other Jurisdiction
of Incorporation)

1-15583	58-2508794

(Commission File Number)	(IRS Employer Identification No.)

2750 Premiere Parkway, Suite 100, Duluth, Georgia	30097

(Address of principal executive offices)	(Zip Code)
(678) 774-6900
(Registrant’s Telephone Number
Including Area Code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
     This Form 8-K/A amends Item 9.01 of the Current Report on Form 8-K filed by Delta Apparel, Inc. (the “Company”) on August 26, 2005 (the “August Form 8-K”), regarding the completion of the acquisition of substantially all of the assets of Liquid Blaino Designs, Inc. d/b/a Junkfood Clothing. The purpose of this amendment is to provide the audited historical financial statements of the business acquired as required by Item 9.01(a) and the unaudited pro forma financial information required by Item 9.01(b), which financial statements and information were not included in the August Form 8-K.
Item 9.01. Financial Statements and Exhibits.
     (a) Financial Statements of Businesses Acquired.
Audited balance sheet of Liquid Blaino Designs, Inc. d/b/a Junkfood Clothing as of December 31, 2004 and audited statements of income and retained earnings and cash flows for the year ended December 31, 2004 and related Report of Independent Registered Public Accounting Firm thereon are included as Exhibit 99.1 of this Current Report on Form 8-K/A and are incorporated by reference herein.
     (b) Pro Forma Financial Information.
Unaudited pro forma financial information as of and for the twelve months ended July 2, 2005 are included as Exhibit 99.2 of this Current Report on Form 8-K/A and are incorporated by reference herein.
     (c) Exhibits.

Exhibit Number	Description

* 2.1	Asset Purchase Agreement dated as of August 22, 2005 among Delta Apparel, Inc., Junkfood Clothing Company, Liquid Blaino Designs, Inc. d/b/a Junkfood Clothing, Natalie Grof, and Blaine Halvorson.

* 10.1	Second Amended and Restated Loan and Security Agreement dated as of August 22, 2005 among Delta Apparel, Inc., Junkfood Clothing Company, M. J. Soffe Co, Wachovia Bank National Association, as Agent, and the financial institutions named therein as Lenders.

99.1	Audited balance sheet of Liquid Blaino Designs, Inc. d/b/a Junkfood Clothing as of December 31, 2004 and audited statements of income and retained earnings and cash flows for the year ended December 31, 2004 and related Report of Independent Registered Public Accounting Firm thereon.

99.2	Unaudited pro forma financial information as of and for the twelve months ended July 2, 2005.

* Previously filed.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA APPAREL, INC.
Date: November 3, 2005	/s/ Herbert M. Mueller
Herbert M. Mueller
Vice President and Chief Financial Officer